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                                                      Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           -------------------------

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                       --------------------------------

                            MCFARLAND ENERGY, INC.
            (Exact name of Registrant as specified in its charter)
                       ---------------------------------

          DELAWARE                                                             95-2756635
(State or other Jurisdiction of incorporation or organization)            (I.R.S. Employer Identification Number)

                           10425 SO. PAINTER AVENUE
                      SANTA FE SPRINGS, CALIFORNIA 90670
                                (714) 563-4300
  (Address, including Zip Code, and telephone number, including area code, of
                   Registrant's principal executive office)

                           1996 INCENTIVE STOCK PLAN
                             (Full title of Plans)

                               SILVIA D. NELSON
                                   SECRETARY
                            MCFARLAND ENERGY, INC.
                           10425 SO. PAINTER AVENUE
                      SANTA FE SPRINGS, CALIFORNIA 90670
                                (310) 944-0181
(Name, address, including Zip Code, and telephone number, including area code, of Registrant's Agent of Service of Process)

                         Copies of communications to:
                          KENNETH R. BENBASSAT, ESQ.
                                LOEB & LOEB LLP
                      1000 WILSHIRE BOULEVARD, SUITE 1800
                         LOS ANGELES, CALIFORNIA 90017
                                (213) 688-3848

                        CALCULATION OF REGISTRATION FEE
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========================================================================================================
                                                        Proposed           Proposed
            Title of                                     Maximum           Maximum
           Securities                    Amount         Offering          Aggregate       Amount of
              to be                       to be           Price            Offering      Registration
           Registered                 Registered(1)   Per Share(2)         Price(2)           Fee
--------------------------------------------------------------------------------------------------------
Common Stock ($1.00 par value)      260,000 shares        $12.125         $3,152,500        $1,087.07
========================================================================================================

     (1) Represents shares issuable under the Company's 1996 Incentive Stock Plan and upon exercise of options granted or available for grant thereunder.

     (2) Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock of the Company on December 18, 1996, as reported in the consolidated reporting system.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     The following documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed to be a part hereof:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents and reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws permit indemnification of directors and officers for attorneys' fees and other expenses as well as judgments or amounts paid in settlement of civil lawsuits actual or threatened or an investigation brought by a third party. In order to receive indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in the best interests of the Company. Further, the Company's Bylaws provide for indemnification for attorneys' fees and other expenses in any action brought by or in the right of the corporation ("Derivative Lawsuit"). This excludes indemnification of judgments or amounts paid in settlement and includes indemnity for such expenses as the Delaware Court of Chancery or the court in which such action or suit is brought determines under the circumstances such person is entitled to receive.

     Unless ordered by the court, a director or officer of the Company under the Bylaws may receive the indemnification set forth above only as authorized in a specific case and after a determination is made by (i) a majority vote of a quorum consisting of directors who are not

                                       2
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parties to any action or claim against the claiming person or (ii) if a quorum is not obtainable or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel and a written opinion or (iii) by shareholders.

          The Company's Bylaws also provide for the advancement of attorneys' fees and other expenses upon receipt of an undertaking by the person seeking such advancement to repay such advances if it is determined that he is not entitled to such advancements.

          Section 145 of the Delaware General Corporation Law and Section 317 of the California Corporations Code also authorizes indemnification of officers and directors of the Company under certain circumstances.

          The Company and its directors and officers are covered by liability insurance.


ITEM 8. EXHIBITS.

4 1996 Incentive Stock Plan (incorporated by reference to Exhibit "A" of the Company's proxy statement dated March 28, 1996).

5         Opinion of Loeb & Loeb LLP.

24.1      Consent of Loeb & Loeb LLP (included in its opinion contained in
          Exhibit 5).

24.2      Consent of Coopers & Lybrand L.L.P.

25        Power of Attorney set forth on the signature pages 7 and 8.


ITEM 9. UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe Springs, State of California on the 24th day of December 1996.

                                       McFARLAND ENERGY, INC.



                                       By:    /s/ John C. McFarland
                                            ------------------------------------
                                             John C. McFarland
                                             Chairman of the Board and
                                             Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. McFarland and Ronald T. Yoshihara and each of them, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign, file or deliver any amendment, including any post-effective amendment, or papers supplemental to this registration statement, together with all exhibits thereto and any and all instruments in connection therewith, as fully to all intents and purposes as he might do in person, and hereby ratifies and confirms all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 24, 1996.

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    Signatures                    Title                              Date
    -----------                   -----                              ----
/s/ John C. McFarland                Chairman of the Board,       December 24, 1996
------------------------------            President and
John C. McFarland                    Chief Executive Officer
                                  (Principal Executive Officer)




/s/ Ronald T. Yoshihara             Vice President, Treasurer     December 24, 1996
------------------------------     and Chief Financial Officer
Ronald T. Yoshihara               (Principal Financial Officer)
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                                       5

                                  SIGNATURES
                                  (Continued)

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    Signatures                    Title                              Date
    ----------                    -----                              ----
/s/ William E. Carl
--------------------------          Vice Chairman of              December 24, 1996
William E. Carl                  the Board of Directors


/s/ John C. Capshaw                     Director                  December 24, 1996
--------------------------
John C. Capshaw


/s/ Daniel J. Redden                    Director                  December 24, 1996
--------------------------
Daniel J. Redden


/s/ John B. Pollara                     Director                  December 24, 1996
--------------------------
John B. Pollara


/s/ Daniel E. Pasquini                  Director                  December 24, 1996
--------------------------
Daniel E. Pasquini


/s/ Herbert M. Rome                     Director                  December 24, 1996
--------------------------
Herbert M. Rome

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

4 1996 Incentive Stock Plan (incorporated by reference to Exhibit "A" of the Company's proxy statement dated March 28, 1996)

5              Opinion of Loeb & Loeb LLP

24.1 Consent of Loeb & Loeb LLP (included in its opinion contained in Exhibit 5).

24.2           Consent of Coopers & Lybrand L.L.P.

25             Power of Attorney set forth on the signature pages 5 and 6.

                                       7